News Release

Tutor Perini Announces Amendment of 2020 Credit Agreement

•Extends spring-forward maturity provision on 89.8% of the Term Loan B Facility to April 21, 2025
•Entered into agreement with Goldman Sachs & Co. as lead advisor for Senior Notes refinancing

LOS ANGELES - (BUSINESS WIRE) - December 20, 2023 - Tutor Perini Corporation (NYSE: TPC) (the “Company”), a leading civil, building and specialty construction company, announced today the amendment of its Credit Agreement, dated August 18, 2020, to modify the spring-forward maturity provision and provide the Company with additional financial flexibility.

As previously disclosed by the Company, if any of the Company’s 6.875% Senior Notes due May 1, 2025 (the “Senior Notes”) are outstanding on January 30, 2025, the spring-forward maturity provision of the Credit Agreement would have caused the maturity dates of both the Term Loan B Facility and the Revolver to accelerate from August 18, 2025 (for the Revolver) and August 18, 2027 (for the Term Loan B Facility) to January 30, 2025. As of December 20, 2023, the Company had $368.2 million outstanding under the Term Loan B Facility, no balance outstanding under the Revolver and $500 million of Senior Notes outstanding.

The amendment, which became effective on December 20, 2023, modifies this spring-forward maturity provision in respect of the portion of the Term Loan B Facility held by lenders that consented to the amendment. As modified, the spring-forward maturity date for the portion of the Term Loan B Facility held by consenting lenders will not occur until April 21, 2025, if any of the Senior Notes are outstanding on that date.

Lenders holding approximately 89.8% of the aggregate principal amount outstanding under the Term Loan B Facility have consented to the amendment. Under the amendment, each consenting lender was paid a fee of 0.50% of the aggregate principal amount of the portion of the Term Loan B Facility that it holds.

Perella Weinberg Partners LP led the amendment process for the Company.

The Company also announced today that it has entered into an agreement with Goldman Sachs & Co. LLC to assist with the refinancing of the Senior Notes in early 2024. The Company is considering using a portion of its current and expected cash balances to repay debt or assist in the refinancing efforts.

Gary Smalley, President of the Company, commented, “We are pleased to have completed this amendment, which provides us with additional flexibility to collect significant cash that we can apply toward a refinancing transaction. We wish to express our gratitude to Perella Weinberg Partners for their efforts in helping us secure the amendment. We also look forward to working with Goldman Sachs on the refinancing in early 2024.”

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private customers throughout the world.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; revisions of estimates of contract risks, revenue or costs, economic factors such as inflation, the timing of new awards, or the pace of project execution, which has resulted and may continue to result in losses or lower than anticipated profit; increased competition and failure to secure new contracts; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; risks and other uncertainties associated with assumptions and estimates used to prepare our financial statements; a significant slowdown or decline in economic conditions, such as those presented during a recession; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; failure to meet our obligations under our debt agreements (especially in a high interest rate environment), including as a result of the spring-forward maturity provision in the Credit Agreement, should it become applicable; our ability to refinance the Senior Notes, including the timing and terms of a refinancing process, is subject to market and other conditions; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; possible systems and information technology interruptions and breaches in data security and/or privacy; an inability to obtain bonding could have a negative impact on our operations and results; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; decreases in the level of government spending for infrastructure and other public projects; downgrades in our credit ratings; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; the impact of inclement weather conditions on projects; risks related to government contracts and related procurement regulations; significant fluctuations in the market price of our common stock, which could result in substantial losses for stockholders and potentially subject us to securities litigation; client cancellations of, or reductions in scope under, contracts reported in our backlog; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; public health crises, such as COVID-19, have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite-lived intangible assets; the exertion of influence over the Company by our chairman and chief executive officer due to his position and significant ownership interest; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 15, 2023 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed on November 9, 2023, and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications
www.tutorperini.com